EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-147443) dated November 13, 2007 of China Recycling Energy Corporation of our report dated March 14, 2010 relating to the financial statements, which appear in this Form 10-K/A.

Goldman Kurland Mohidin LLP
Encino, California
April 1, 2011